December 2020 EVBox Group Investor Presentation Exhibit 99.2

Important Information Use of Projections This presentation contains financial forecasts prepared by TPG Pace Beneficial Finance Corp. (“TPG Pace”) with respect to certain financial metrics of EV Charged B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“EV Charged”), including, but not limited to, revenues, gross profit, gross margin, adjusted gross margin, operating expenses, EBITDA, and capital expenditures. Neither TPG Pace’s independent auditors, nor the independent registered public accounting firm of EV Charged, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. The financial forecasts and projections in this presentation were prepared by TPG Pace and not by the management of EV Charged, and these financial forecasts and projections should not be relied upon as being necessarily indicative of future results. Neither TPG Pace nor EV Charged undertakes any commitment to update or revise the projections, whether as a result of new information, future events, or otherwise. Further the financial forecasts have been prepared on a US GAAP basis whereas historical numbers included throughout this presentation are prepared on a Dutch GAAP basis, and are subject to a US GAAP re-audit described below. In this presentation, certain of the above-mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective forecasts are indicative of the future performance of TPG Pace, EV Charged or the combined company after completion of any proposed business combination or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Historical Dutch GAAP numbers and US GAAP Audit The historical financial numbers for EV Charged presented in this presentation, while audited under generally accepted accounting principles in the Netherlands (“Dutch GAAP”), are subject to revision based on the completion of a re-audit by an independent registered public accounting firm under generally accepted accounting principles in the United States (“US GAAP”). Certain adjustments to the historical financial statements were included to reflect the impact of subsequent events that materialized after the local Dutch financial statements had been prepared. These adjustments will also be reflected in the US GAAP financial statements. No assurances can be given that there will not be material differences in the historical financial numbers presented for EV Charged from the re-audited historical financial numbers prepared in accordance with US GAAP, no assurance can be given that there will not be any differences, material or otherwise. See slide 60 “Note on Historical Financial Statements” for a summary of the key differences between Dutch GAAP and US GAAP. Forward-Looking Statements The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding the proposed merger of TPG Pace into New TPG Pace Beneficial Finance Corp., an exempted company incorporated in the Cayman Islands with limited liability under company number 368739 (“New SPAC”) and the proposed acquisition of the common shares of EV Charged by Edison Holdco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Dutch Holdco”), Dutch Holdco’s and TPG Pace’s ability to consummate the transaction, the benefits of the transaction and Dutch Holdco’s future financial performance following the transaction, as well as Dutch Holdco’s and TPG Pace’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Dutch Holdco and TPG Pace disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Dutch Holdco and TPG Pace caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Dutch Holdco and TPG Pace. These risks include, but are not limited to, (1) the inability to complete the transactions contemplated by the proposed business combination; (2) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (3) risks related to the rollout of EV Charged’s business and expansion strategy; (4) consumer failure to accept and adopt electric vehicles; (5) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated; (6) the possibility that EV Charged’s technology and products could have undetected defects or errors; (7) the effects of competition on EV Charged’s future business; (8) the inability to successfully retain or recruit officers, key employees, or directors following the proposed business combination; (9) effects on TPG Pace’s public securities’ liquidity and trading; (10) the market’s reaction to the proposed business combination; (11) the lack of a market for TPG Pace’s securities; (12) TPG Pace’s and EV Charged’s financial performance following the proposed business combination; (13) costs related to the proposed business combination; (14) changes in applicable laws or regulations; (15) the possibility that the novel coronavirus (“COVID-19”) may hinder TPG Pace’s ability to consummate the business combination; (16) the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of TPG Pace, Dutch Holdco or EV Charged; (17) the possibility that TPG Pace or EV Charged may be adversely affected by other economic, business, and/or competitive factors; and (18) other risks and uncertainties indicated from time to time in documents filed or to be filed with the SEC by TPG Pace. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Dutch Holdco’s and TPG Pace’s expectations and projections can be found in TPG Pace’s initial public offering prospectus, which was filed with the SEC on October 8, 2020. In addition, TPG Pace’s periodic reports and other SEC filings are available publicly on the SEC’s website at http://www.sec.gov.

Important Information (Continued) Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including EBITDA and adjusted gross margin. EBITDA is calculated as Revenue less cost of goods sold, and operating expenses. Adjusted gross margin is calculated as gross profit plus inventory write downs divided by revenue. Management believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to EV Charged’s financial condition and results of operations. TPG Pace believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate non-GAAP measures differently, and therefore the non-GAAP measures of EV Charged included in this presentation may not be directly comparable to similarly titled measures of other companies. Industry and Market Data; Trademarks and Trade Names Information and opinions in this presentation rely on and refer to information and statistics regarding the sectors in which EV Charged competes and other industry data. TPG Pace obtained this information and statistics from third-party sources, including reports by market research firms. TPG Pace and EV Charged have not independently verified the information and make no representation or warranty, express or implied, as to its accuracy or completeness. TPG Pace and EV Charged have supplemented this information where necessary with information from EV Charged’s own internal estimates, taking into account publicly available information about other industry participants and EV Charged’s management’s best view as to information that is not publicly available. The industry and market data included herein presents information only as of and for the periods indicated, is subject to change at any time, and is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with TPG Pace or EV Charged. TPG Pace and EV Charged also own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with TPG Pace or EV Charged, or an endorsement or sponsorship by or of TPG Pace or EV Charged. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that TPG Pace or EV Charged will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. No Offer or Solicitation This presentation is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Confidentiality All recipients agree that they will keep confidential all information contained herein and not already in the public domain and will use this presentation solely for evaluation purposes. Recipient will maintain all such information in strict confidence, including in strict accordance with any underlying contractual obligations and all applicable laws, including United States federal and state securities laws. This presentation is not intended to constitute and should not be construed as investment advice and does not constitute investment, tax, or legal advice. Updated

Important Information (Continued) Important Information For Investors and Stockholders This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed business combination, Dutch Holdco will file with the SEC a registration statement on Form F-4, which will include a prospectus of Dutch Holdco and a proxy statement of TPG Pace. Dutch Holdco and TPG Pace also plan to file other documents with the SEC regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the shareholders of TPG Pace. INVESTORS AND SHAREHOLDERS OF TPG PACE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Dutch Holdco and TPG Pace once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Participants in the Solicitation Dutch Holdco, TPG Pace, Engie S.A. (“Engie Parent”) and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of TPG Pace in connection with the proposed transaction. Information about the directors and executive officers of TPG Pace is set forth in TPG Pace’s initial public offering prospectus, which was filed with the SEC on October 8, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Additional Information About the Business Combination and Where to Find It In connection with the proposed business combination, Dutch Holdco will file a registration statement on Form F 4 and the related proxy statement/prospectus with the SEC. Additionally, Dutch Holdco and TPG Pace will file other relevant materials with the SEC in connection with the proposed merger of TPG Pace into New SPAC and the proposed acquisition from Engie Parent of the common shares of EV Charged by Dutch Holdco. The materials to be filed by Dutch Holdco and TPG Pace with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Investors and security holders of TPG Pace are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. Dutch Holdco, TPG Pace, Engie Parent and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies of TPG Pace’s stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of TPG Pace’s executive officers and directors in the solicitation by reading TPG Pace’s initial public offering prospectus, which was filed with the SEC on October 8, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Other information concerning the interests of participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement/prospectus relating to the business combination when it becomes available

Transaction Summary

EVBOX GROUP

TPG PACE BENEFICIAL FINANCE

NYSE: TPGY

Sponsored Public Listing

EVBOX GROUP

NYSE: EVB

Transaction Overview

- TPG Pace Group raised $350 million through the IPO of a special purpose acquisition company ("SPAC"), TPG Pace Beneficial Finance("Pace Beneficial" or "TPGY"), in October 2020. Concurrent with the IPO, TPGY secured an additional $100 million of Forward Purchase Agreement ("FPA") commitments, increasing TPGY's capital base to $450 million
- Pace Beneficial has entered into a transaction agreement with Engie New Business S.A.S., a subsidiary of Engie S.A. a multi-national utility based in France, to acquire its subsidiary EVBox Group
  - EVBox Group will be a Netherlands based company listed on the NYSE with a majority independent board; following the transaction Engie will retain a more than 40%[1] ownership stake in the company and expects to continue as a key partner
  - In connection with the transaction, TPGY has raised a $225 million PIPE of common equity at $10 / share, in a private placement anchored by funds and accounts managed by BlackRock, Inclusive Capital Partners, Neuberger Berman funds and Wellington Management as well as several other leading institutional investors
  - Pace Beneficial expects to effect EVBox Group's public listing with an expected market cap of $1,394 million and target net cash of $425 million[1]
  - Represents an attractive entry multiple of 6.7x projected 2021 revenue of €120 million and 3.6x projected 2022 Revenue of €225 million
- Transaction combines a strong entrepreneurial team and best-in-class hardware and software applications with a fully funded balance sheet in a rapidly growing market

EVBox is the leading charging solutions platform for electric vehicles in Europe, with 190,000 charge ports sold to date

Note: Projections are TPG Pace estimates. With respect to projections, see page 2 "Use of Projections" under "Important Information".
1. Market cap assumes $10/share price. Target net cash and Engie ownership assumes no redemptions by SPAC holders in business combination.

TPG PACE BENEFICIAL FINANCE CORP.

5

TPG Pace Introduction

EVBOX GROUP

Impact Investing is a Core Focus

- October 2020, we raised TPG Pace Beneficial Finance Corp:
  - $350 million SPAC focused on sponsoring the public listing of a company with strong environmental, social and governance (“ESG”) principles
- TPG has the largest private markets impact efforts with The Rise Fund
- Partnered with Y Analytics, to help investors better understand, value, and manage social and environmental impact

Rise Impact Achieved through June 2020[1]

- **16+ Million** metric tons of CO_2 averted
- **16+ Million** students educated
- **8+ Million** engaged in health, safety and wellness programs
- **16K+** life saving African medical deliveries
- **6 Million** acres of land under conservation
- **5.8+ Million** low-income individuals with access to financial wellness programs

History of Supporting High-Growth Companies

- TPG has a long-history of supporting and investing in high-growth companies
- Track-record of identifying markets at inflection points and supporting companies poised to take advantage of structural changes in markets

Select TPG Investments

airbnb, box, hotwire, Uber, C3.ai, Spotify, WellSky, zscaler

Track Record of Helping Private Companies Transition to the Public Markets

- TPG has taken 55 companies public over the past 10 years, the most of any sponsor[2]
- TPG Pace raised its first SPAC in 2015, and has completed 5 SPAC IPOs to date
- TPG Pace has successfully completed three SPAC business combinations, with all three SPACs trading above $12/share shortly after closing[3]

Select Recent TPG IPOs[4]

McAfee, ProSight, Vaxcyte, progyny (Smarter Fertility Benefits), ACCEL ENTERTAINMENT, Uber

EVBox Group is a great match for our investment criteria

1. Impact generated is based on impact metrics from investment date through December 31, 2019 and excludes platform investments
2. Source: Dealogic.
3. All three previous TPG SPACs traded up to $12 / share or higher. PLYA first closed above $12 / share on 7/19/2017 following closing in March 2017, MGY first closed above $12 / share on 7/20/2018 prior to closing in late July 2019, and ACEL first closed above $12 / share on 12/16/2019 following closing in November 2019. Past performance is not a guarantee of future results.
4. Accel Entertainment was listed on the NYSE via a merger with TPG Pace Holdings Corp.

TPG
TPG PACE BENEFICIAL FINANCE CORP.
6

TPG Pace Observations

EVBOX GROUP

Electric Vehicles are the next Industrial Revolution

- Electric vehicle ownership is set to expand rapidly over the next decade as transportation is decarbonized
- With EV's there's a paradigm shift—drivers recharge where they go and park, opposite to combustion engines where you go purposely to fuel
- Gas and diesel vehicle infrastructure has been built slowly over the past century, while EV infrastructure will need to be built out much more rapidly and we expect the buildout to exceed current market forecasts
- Automotive OEMs are investing hundreds of billions into new EV platforms and charging infrastructure will need to keep pace with the increased demand

The EV Ecosystem is Highly Complex

- The EV Charging Ecosystem is complex and rapidly evolving as a highly sophisticated and highly connected network has started to emerge
- Drivers require roaming, differentiated pricing, grid management and increased access to fast charging
- Owners have increased paths to monetize their investment through increased revenue as well as grid management savings
- Open standards and systems are a requirement given large number of stakeholders and need for interoperability

Europe is the Epicenter for the EV Transition

- Country level political and regulatory mandates provide strong support for growth – Annual EV sales in Europe will need to grow 19x by 2030 to keep up with the current European CO2 mandates[1]
- European Auto OEMs are publicly committed to systematically moving effectively ALL vehicle production to electric vehicles
- Large corporations are actively investing to encourage employee electric vehicle ownership as they attempt to reduce their carbon footprints
- Europe's corporate lease car structure is critical to driving employee adoption of electric vehicles

EVBox Group is the Best Positioned Platform

- EVBox Group is the leader in Europe
- Lessons learned from the complex European market will enable EVBox to enter and succeed in North America's fast growing EV market
- To be a leader in Charging Solutions a company needs to provide a platform that combines a full range of Hardware with advanced Open Architecture Software
- EVBox's platform is powered by its market leading Everon software and its ability to manage captive and third-party charging hardware

EVBox growth accelerates as increased electric vehicle penetration and adoption drives charging infrastructure buildout

1. Source: Nomura Greentech.

TPG
TPG PACE BENEFICIAL FINANCE CORP.
7

Investment Highlights

EVBOX GROUP

Market Leader With a Defensible Moat	▪ Leading provider of charging solutions with a proven track record of executing growth ▪ Founded in the Netherlands, the leading country in EV charging ▪ 190,000 charge ports delivered to date, the most of any company ▪ Interoperable software platform delivered as a service enables customers to share in the monetization of their charging infrastructure
Robust Industry Tailwinds	▪ Significant structural tailwinds as EV adoption continues to accelerate in European and North American markets ▪ Auto OEMs have announced more than $200B of planned investment into new EV models and production capacity ▪ $280B of EV charging infrastructure investment expected between 2020 and 2030 in Europe and US alone[1]
Platform With Attractive Economics	▪ Complete and differentiated product portfolio providing end-to-end solutions for all segments of the charging eco-system ▪ Market leading cloud-based software platform with high attachment rates and line of sight to substantial recurring revenues from software subscriptions, services and transaction fees ▪ Asset-light model focused on sale of hardware, software and services
Geographic Expansion Opportunities	▪ Mastered complex European roll-out across 44 countries; Proven expertise will benefit continued geographic expansion ▪ Actively expanding in the United States, recently released new products specifically for the US market ▪ Established dedicated US sales force and manufacturing facility in Illinois ▪ Strategic partnership with Engie will help accelerate growth and facilitate entry into other markets
Attractive, Fully Funded Business Model	▪ Fully funded business plan with targeted $425mm on the Balance Sheet[2] ▪ Attractive Valuation representing 6.7x projected 2021 Revenue and 3.6x projected 2022 Revenue ▪ Expected EBITDA breakeven by 2023



Annual Revenue
€ in millions
2018: Software platform relaunched as Everon
2017: EVBox acquired by ENGIE
€ 10
€ 12
€ 14
€ 26
€ 60
€ 70
€ 120
€ 225
2015A
2016A
2017A
2018A
2019A
2020E
2021E
2022E

EVBox is the leading EV charging platform, servicing a market that is poised for explosive growth as automotive sales continue to shift away from internal combustion engines

Note: Projections are TPG Pace Estimates. Historical financial metrics are shown on a Dutch GAAP basis while forward projections are shown on a U.S. GAAP basis. With respect to projections and historical financials see page 2 "Use of Projections" and "Historical Dutch GAAP numbers and US GAAP Audit" under "Important Information" and page 60 "Note on Historical Financial Statements"

1. Source: Bloomberg NEF.
2. Assumes no redemptions by SPAC holders in business combination.

TPG
TPG PACE BENEFICIAL FINANCE CORP.
8

EVBox Group CEO’s Vision We empower forward-thinking businesses and drivers to build a sustainable future where everyday transport is electric and emission-free, by providing flexible and scalable electric vehicle charging solutions “ ” Kristof Vereenooghe Chief Executive Officer EVBox Group

EVBox Group at a Glance Leading European Market Share1 AC Public Charging 25% DC Public Charging 35% AC & DC Hardware and Embedded Software Enterprise Software Platform With 190,000 charge ports delivered over the past 10 years, EVBox has established itself as the clear market leader in electric vehicle charging ecosystem Organizational Structure European Market Leader 1. EVBox, EAFO. Market share estimates calculated by dividing relevant EVBox product shipments by total number of relevant public connectors as sourced on EAFO website. DC Public Charging estimates excludes AC Connectors and Tesla owned connectors (closed network, only available to Tesla drivers). AC market share estimates assumes 60% of Business Line connectors sold are publicly available. Data calculated as of October 2020. Updated

Integrated Charging Platform Platform solutions allows for bundling of Charging Software, Hardware, and Services With end-to-end solutions, EVBox Group offers a platform-based approach to serve all constituents across the EV charging ecosystem Everon Enterprise Charging Management Software EVBox AC & DC Smart Charging Stations EVBox / Everon Support & Services

EVBox Group Products and Solutions We design and sell market leading hardware, software and services to EV charging station owners and drivers Charging management platform API capabilities to integrate into parking, fleet, and energy applications White-label mobile app for business drivers CUSTOM CORPORATE & FLEET SOLUTIONS Branded Charging Stations Professional services for training, site management, and upgrades Utilities Charging Network Fleets & Lease Fuel Retailers Car Dealerships Regular & Fast Charging Stations INTEGRATED COMMERCIAL SOLUTIONS Charging management software EVBox Care Services Project Planning, Site Optimization, Energy Management Workplace Hospitality Retail RESIDENTIAL & AUTOMOTIVE SOLUTIONS EVBox Elvi home charging with lifetime subscription & charge card for drivers Branded residential charging for mass production by specific charging players (Automotive) EVBox Elvi for multi-family units/apartments with billing capabilities for tenants Private home Apartments / Condominiums Automotive Mobile app for drivers

Platform Model Drives Substantial Recurring Revenue Illustrative Example of Single Business Charging Station: Region: Europe Software Subscription: Yes Assurance Services: Yes Usage Fee: Yes Charge Ports: 2 Power Output: 22 kW Charge Type: Level 2 AC Over the lifetime of a single charging station, more than half of the revenue is from recurring software, services and transaction fees 40-45% 55-60% Recurring revenue grows over time with the uptake of incremental software products and features and additional transaction fees associated with increased utilization

Our Platform Network Effect

EVBOX GROUP

Charging Station sales accelerate the flywheel

Bundling EVBox hardware with Everon software and services adds new users and connectors to the network



Increased charging volume strengthens EVBox's importance, enabling negotiation of better terms
2 million
EV drivers can access owners' stations
Easy access to large roaming network attracts more asset owners
150K
charge cards managed for EV drivers
72K
active charge ports managed for station owners
Greater convenience and new business models attract more drivers
Flexible, secure, scalable
transaction options
Clearing more transactions lowers per-transaction costs

EVBox Platform Accelerates Customer Adoption

Integration of EV charging into the systems of existing verticals increases adoption of EV driving and charging

EVBox Group actively manages 72K charge ports, facilitates payments for ~150K EV drivers and allows over 2 million EV drivers access to our public network

TPG

TPG PACE BENEFICIAL FINANCE CORP.

14

Diversified Customer Base Fuel & Charging Service Providers Charging Enablers & Distributors Workplace & Hospitality Fleets, Parking & Transport EVBox Group is the charging solution partner of choice to a broad array of customers around the world Utilities & Municipalities Automotive

EVBox is Poised to Capture the Inflection Point in EV Demand New products coming to market in 2021 5th generation of embedded software 2nd generation cloud-native software platform based on open standards and protocols Certified in all 44 European countries, the USA and Canada Streamlined manufacturing and assembly Partnership with top-tier manufacturers for AC products In-house facilities in Europe and Illinois for DC products 650+ employees globally 75+ hardware engineers 175+ Software engineers 150+ sales & marketing employees across 13 offices Investing for growth Continuous hardware and software innovation Recent substantial customer wins in US and Europe

The Leadership Team

EVBOX GROUP



Kristof Vereenooghe
Chief Executive Officer
EVBox Group



Rob Blasman
Chief Financial Officer
EVBox Group



Hugo Pereira
Chief Growth Officer
EVBox Group



Madelein Smit
Chief Information Officer
EVBox Group



Joeri Kamp
Chief Operating Officer
Everon



Peter Van Praet
Chief Operating Officer
EVBox



Rob van Straten
Chief Revenue Officer
EVBox



Arjan van Rooijen
Chief Technology Officer
EVBox



Piotr Krzepczak
Chief Technology Officer
Everon



Maarten Plesman
Chief Revenue Officer
Everon



Tessel Jarigsma
SVP Customer Centricity
EVBox Group



Merlyn Bijnsdorp
SVP People & Places
EVBox Group



Eric Stempin
Chief Innovation Officer
EVBox

EVBox Group Team Facts

650+	70	75+	175+	150+	13
Employees	Nationalities	Hardware engineers	Software engineers	Sales & Marketing	Global Offices

TPG
TPG PACE BENEFICIAL FINANCE CORP.
17

The Market

The Shift to Electric Vehicles is Rapidly Accelerating “Volkswagen says last generation of combustion engines to be launched in 2026” - December 2018 “UK set to ban sale of new petrol and diesel cars from 2030” - November 2020 “California to Ban Sales of New Gas-Powered Cars Starting in 2035” - September 2020 “GM will spend $27 billion on all-electric and autonomous vehicles… release 30 new EVs globally by 2025” - November 2020 “EU Approves Biggest Green Stimulus in History With $572 Billion Plan” - July 2020 “Germany will require all gas stations to provide electric car charging” - June 2020

Rapid Electric Vehicle Growth Current European EV Sales Forecast BEV+PHEV fleet need to achieve current 40% CO2 reduction target BEV+PHEV fleet need to achieve proposed 60% CO2 reduction target EV sales forecasts will not be sufficient to meet existing EU 40% CO2 reduction targets. Proposed expansion of CO2 reduction target to 60% would require EV sales to increase more than 28x current sales Source: Forecasts from BNEF’s Long-Term Electric Vehicle Outlook 2020 1) Data shown for both BEV and PHEV sales and assumes that incremental 2030 sales required to meet CO2 targets would consist of the same mix as BNEF projections 33% 24% CAGR % (20-25) 13x 19x 28x Electric vehicle sales are expected to grow rapidly over the next decade in both Europe and the United States Total Expected Cumulative EV Sales Thousands of Electric Vehicles1 Annual European EV Sales Needed to Meet EU’s ‘25-’30 CO2 Emission Reduction Targets Thousands of EVs Sold Per Year2 1. Source: Bloomberg NEF, includes BEVs and PHEVs. 2. Source: Bloomberg NEF, Nomura Greentech. Includes BEVs and PHEVs and assumes that incremental 2030 sales required to meet CO2 targets assuming the same BEV/PHEV ratio as Bloomberg NEF projections. Potential increase through future regulation is based on a proposed amendment to the EU’s 2030 climate targets to increase the targeted emission reduction to 60%, up from 40% currently.

European Policy Tailwinds

EVBOX GROUP

Electric Vehicle Car Incentives

National BEV Incentives in Place[1]


€
12,000
9,000
6,000
5,687
5,000
5,000
5,000
4,000
4,000
3,384

✓ = *tax incentives accruing over vehicle lifetime*

An increasing number of countries have introduced legislation, outright banning sale of ICEs beyond a certain date

National Internal Combustion Engine Sales Phase-out Policies in Effect


2025
2030
2040

Electric Vehicle Charging Port Incentives

European State EV Infrastructure Incentive Plans

50% cost contribution for consumers

40% cost contribution for commercial CP

€900 subsidy for residential connected CP installation

50% tax deductible on private & commercial CP installation

€1,000 subsidy for residential CP installation

75% / £350 subsidy for residential & commercial CP installation

€600 subsidy for residential CP

€1,800 subsidy for commercial CP

13.5% corporate tax deductible

75% individual tax deductible

36% subsidy for CP installation

€1,000 subsidy for public CP

€1,000 dealer discount with EV purchase

Comprehensive legislation on a regional and country level will lead to an inflection point in take-up and rapidly accelerate the electrification of the Europe auto fleet

1. Total incentive figures include direct purchase subsidies, scrappage subsidies and tax credits on a national level and reflect the upper bound. Various regional and municipal incentive mechanisms have not been included. Ongoing tax credits throughout the lifetime of vehicle operation have not been factored in.
Source: European Commission.

TPG
TPG PACE BENEFICIAL FINANCE CORP.
21

European EV Charging Ecosystem BUSINESS CHARGING SITE OWNER Sign up with a Charge Port Operator Offer their charging ports to electric vehicle (EV) Get paid for charging sessions EV DRIVER CHARGING SITE USER Drivers sign up with a Mobility Service Provider Find publicly accessible charging ports Pay for charging sessions Ensures drivers can charge in all public charging ports Ensures site owners can serve the maximum amount of EV drivers Key stakeholders in the European mobility industry execute on critical functions within this ecosystem. EVBox Group sells solutions to all of them, ensuring a seamless experience for drivers and site owners ROAMING TRANSACTION CLEARING EVBOX GROUP VALUE PROPOSITION Better access for drivers Clearing transactions between stakeholders Enabling businesses to monetize their sites

EV Charging Value Chain

EVBOX GROUP








Hardware	Operation	Software Platform	Mobility Service	Energy Mgmt.	Asset ownership[1]
EVBox Group Product Offerings					Support Assets Owners
▪ AC and DC hardware ▪ Technology, design & engineering ▪ Hardware production ▪ AC hardware retail ▪ Purpose-built hardware ▪ Project planning & consulting	▪ Charging port management (CPO) ▪ Installation & setup ▪ Technical field service and maintenance ▪ Customer contact center	▪ Charging station data mgmt. (charging data records, rating) ▪ Integration of charge point operation and mobility services	▪ Charging services (MSP): Billing and payment ▪ Charging station access (integration & roaming)	▪ Load mgmt. and electricity services, e.g. ▪ Load shifting ▪ Peak shaving ▪ Demand response ▪ Electricity trading	▪ Ownership of charging station(s) ▪ Commercialization of charging services & others (advertising etc.)

Value creation in electrical vehicle charging builds on the full lifecycle of charging hardware.
EVBox supports customers across the entire value chain in an asset-light way

1. EVBox Group does not currently deploy resources towards asset ownership.

TPG
TPG PACE BENEFICIAL FINANCE CORP.
23

Large European and American Total Addressable Market

EVBOX GROUP

One-time revenues | Recurring revenues

Hardware	Operation	Software Platform	Mobility service	Energy mgmt.	Asset ownership
Addressed Today by EVBox Group					Support Asset Owners

2030 Value pools[1]

HW + Fulfillment	Technical Operation	MSP[2]	Energy Mgmt.[3]	Commercial Operation
€38 *bn EUR*	**€9** *bn EUR*	**€2** *bn EUR*	**€11** *bn EUR*	**€15** *bn EUR*

EV Charging across Europe and the United States represents a €75B annual TAM by 2030, €60B of which is currently serviced by EVBox platform offerings

Note: TAM represents annual expected annual revenue associated with EV charging for passenger vehicles, light commercial and medium commercial vehicles in Europe and the United States in 2030. Commercial operation TAM for commercial vehicles not quantified.
1. Value Pool = Revenue Pool
2. Mark-up revenues only: Transaction fees on top of CPO retail price for providing charging access
3. Potential estimation is limited to services with the car battery only (no additional stationary batteries) – only home and workplace charging use cases in scope for analysis, destination and public charging use cases represent additional upside.

Source: Arthur D. Little Analysis

TPG
TPG PACE BENEFICIAL FINANCE CORP.
24

Competitive Positioning

EVBOX GROUP

		EVBOX GROUP	chargepoint	newmotion	enel x
Software	**Complete CPO & MSP** offering	✓	✓	✓	✓
	HW-agnostic software	✓	✗	✗	✗
	White-label & Multi-tenant platform	✓	✗	✗	✗
	Smart Charging Capabilities	✓	✓	✓	✓
	Pan-European **Billing Solution** (Leasing)	✓	✗	✓	✗
Hardware	Complete **AC** lineup	✓	✓	✓	✓
	Fast charging **(DC)** lineup	✓	✓	✗	✓
	Ultra-fast charging (**HPC**) lineup—up to 350 kW	✓	✗	✗	✗
	Pan-European / US Product Breadth	✓	✗	✗	✗
	SW-agnostic hardware	✓	✗	✗	✗

EVBox Group is the leading full-service provider, offering a complete portfolio of charging stations, an open architecture charging software solution and related services

TPG PACE BENEFICIAL FINANCE CORP.

25

EVBox’s European Leadership Position Enables Global Expansion Primary Languages 24 2 Currencies 9 1 Population1 602MM 331MM CPOs 100+ 9 Roaming Platforms 7 0 Europe is an extremely fragmented and complex market with every European Member State having country specific hardware and software requirements Requires sophisticated products and deep local knowledge and relationships EVBox has penetrated Europe with the most advanced products and solutions Strategic relationship with Engie has allowed EVBox to leverage their footprint and quickly scale-up in new markets Our sophisticated solutions are easily translated to less complicated markets, such as North America We are well positioned to defend our competitive position in Europe and rapidly enter North America Note: All statistics refer to Europe as a whole, not limited to EU member nations. 1. Source: UN Department of Economic and Social Affairs, excludes Russia. Netherlands 75,000 UK & Ireland 7,000 Nordics 10,000 France 24,000 Germany 40,000 Spain & Portugal 3,000 Cumulative Charging Ports Delivered Rest of Europe 21,000 Rest of World 10,000 EVBox Total 190,000 Updated

EVBox Group is poised to serve the rapidly expanding North American market North America Represents an Attractive Expansion Market Notable North American Customers and Partners Charging stations specificially designed for the American market Dedicated sales & marketing and dedicated manufacturing facility in Illinois Demand for open architecture charging platform is rising in the US market, EVBox Group bringing Everon to market Utility-driven rebates and opportunities on state level; EVBox Group has key relationship with this segment Top 5 US rebate programs California (approved) S. California (approval pending)1 Maryland (approved) New York (approval pending)1 Virginia (approved) 1. Approval process pending for all EV Charging Suppliers.

Charging Solutions

Evolution of EV Charging Solutions To Date Complexity and degree of embedded intelligence is increasing on a hardware, firmware and software level Sophisticated solutions offer increased scope for differentiation and margin accretion L2 Charging Commercial Level Software Connected Ultra-fast Charging + Enterprise Level Software Smart L1 Charging Base Level Software Non-connected A mature value chain and institutionalized owner/operator landscape in Europe are driving adoption of the most sophisticated EV charging solutions Small-scale owner/operator landscape and lack of competitive open systems solutions are limiting adoption of next-generation solutions in the U.S. Updated

EVBOX GROUP

Evolution of EV Charging Solutions – Illustrative Hospitality Case Study


FREE
$0.30/ kWh
$0.10/ kWh
$0.30/ kWh
Dashboard
34 kg
257 gal
$658
92
MEMBER CARD

	Stage 1: Trial	Stage 2: Adopt and Manage	Stage 3: Expansion	Stage 4: Customization
	Hotel buys and installs charging station, with basic features as a perk for guests. Station is not monitored.	Hotel buys and installs smart charging station, with remote maintenance and some advanced features.	Hotel offers differentiated pricing and payment per user; smart charging is applied as well.	Hotel integrates charging access with its reward program, offering charging app with custom Everon integration.
$	Charging station is not monetized; free charging for guests and staff.	Charging station is monetized; guests, staff, or the public can pay via mobile app or MSP-provided RFID card.	Employee charging expenses are debited directly from paycheck. Hotel guests can pay for charging on their room bill.	Dynamic pricing, centralized monitoring from a single system.
	Most common case in the US, rare case in Europe (past behavior).	Most common case in Europe, charging is made available to the public via CPOs (e.g. EVBox).	Increasingly more cases in Europe with differentiated pricing per user.	Near-future case with energy management integration, dynamic load balancing, and API integration with hotel system.

TPG
TPG PACE BENEFICIAL FINANCE CORP.
30

EVBox Elvi FLEET / PUBLIC (DC) EVBox PublicLine EVBox BusinessLine EVBox Iqon EVBox Ultroniq EVBox Troniq 100 EVBox Troniq 50 Home Workplace Retail and hospitality Car fleets Long stops, 4-8 hours 7.4 to 22 kW Up to 75 miles in 1 hour 1-8 hours Up to 22 kW 75 miles in 1 hour Short stops, 30-90 mins Up to 50 kW 75 miles in 30 min 15-60 mins Up to 100 kW 155 miles in 30 min 5-30 mins Up to 350 kW 250 miles in 15 min Commercial and street parking Use case Power output Range added EVBox Smart Charging Stations COMMERCIAL (AC) RESIDENTIAL (AC) Charging stations that cover all industry segments – from residential and workplace, to commercial and corridor DC fast charging Fuel Retail Bus Depot Highway / Corridors Commercial Fleet Depot

EVBox Embedded Software Technology Our next-generation AC platform allows for car communication, vehicle-to-grid and cloud-enabled services As the nexus of an IoT ecosystem of charging, connectivity and energy management, the embedded platform will facilitate tapping into ancillary revenue pools Our next-generation DC modular platform significantly decreases maintenance and upgrade spend and improve ROI proposition Field upgradable products will provide significant ROI benefits to customers Cloud-enabled Platform Services Integrated Dynamic Load Balancing Latest Cyber-Security Protocols Battery storage Solar panels Plug & Charge Ready Vehicle-To-Grid (V2G) Enablement 5G-Ready Latest Open Protocols Ecosystem (IoT) Platform Integration Regular Charging (AC) Platform Fast Charging (DC) Platform We continuously update our portfolio to offer future-proof solutions addressing tomorrow’s energy infrastructure needs Energy management

Platform-as-a-service Large businesses can self-serve themselves in the platform – operate and manage multiple customers and millions of drivers and transactions Customizable approach 21 languages, extensive billing and payment features, and ability to connect with multiple providers via roaming-as-a-service White-labeled interfaces Fully branded platform portal and applications including look & feel, domain, contact details, legal documents API-first Exposing reach set of public APIs; fully compliant with open-source protocols including OCPP and OCPI – critical for scalability and integration with complementary backends (parking, fleets, energy) Everon Platform Approach We built an Enterprise Charging Management Platform based on key design principles to serve corporate customers in a fast-growing industry 90% attachment rate in 20201 1. Attachment rate calculated on YTD2020 sales where hardware sale had software opportunity.

Business portal The Business Portal is an enterprise application within Everon platform that allows site owners (e.g. fleets, parking operators, public charging networks) to: Monitor their charging network status Optimize their charging operation Improve cost efficiency & calculate CO2 savings Increase revenue streams Everon Enterprise Applications (1/3) Everon allows businesses to build, customize and package their offering to customers with their own brand

White-label mobile app The white-label mobile app application allows businesses to share their charging network with drivers and publish their branded app in the Apple and Google store. With this drivers can: Easily find stations and charge your EV. See the availability and charging speed for all charging stations. Get accurate price information for each charging station. Easily pay after the charging session with your credit card or with additional ad-hoc payment options Everon Enterprise Applications (2/3) Everon allows businesses to build, customize and package their offering to customers with their own brand

Charging Service Provider admin portal The admin portal is a critical element for charging providers to be able to handle all their charging network, business customers and drivers. With this application, Charging Service Providers can: Manage their network Configure pricing and billing plans Select languages Perform remote maintenance and start or stop charging transactions Provide support to drivers and station owners Everon Enterprise Applications (3/3) Everon allows businesses to build, customize and package their offering to customers with their own brand

Open Standards and Interoperability (previously G2mobility) EVBox is committed to open standards for both hardware and software to ensure that we reach the broadest possible addressable market All EVBox hardware and software is compliant the main industry protocols, called OCPP (Open Charge Point Protocol) and OCPI (Open Charge Point Interface) OCPP and OCPI compliance is required for access to roaming networks, ensuring that charge ports can reach the most drivers possible—a mandatory requirement for most European networks Many customers will choose a single software platform to manage their entire portfolio, so it is essential for a software platform to handle multiple hardware vendors Commitment to open standards for both hardware and software ensures that we reach the broadest possible addressable market and provide maximum flexibility for our customers Commitment to Open Standards is a Core EVBox Tenet Sample Hardware Venders Compatible with Everon

Financial Summary

Exponential Shipment Growth… Cumulative Charge Ports Shipped ~8x Growth Cumulative Charge Ports shipped through October 2020 1 Updated

EVBOX GROUP

…While Creating Meaningful Environmental & Social Impact

Y Analytics' Assessment of EVBox's Environmental Impact

projected 2021-2025

more than

19 Million

metric tons of CO2 averted over life of catalyzed EVs[1]

=

over

$1.9 Billion

monetized value of net positive impacts

Material ESG Performance Factors[2]

- ✓ Industry leader & advocate of zero-emission future
- ✓ Eco-focused product design
- ✓ Sustainable, responsibly-sourced materials
- ✓ ISO27001-compliant IT security & risk management
- ✓ Commitment to workplace diversity & inclusion

SASB INSIDE

Source: Y Analytics.

1. Estimated impact primarily generated by catalyzing EV adoption due to more public and semi-public chargers, more efficient capacity utilization of existing public chargers, and increased adoption among companies leasing vehicles as an employee perk due to lower TCO. Numbers reflect impact due to these increases only and would be larger if reflective of new EVs purchased as a result of EVBox products and services. There may be additional upside potential from increased shift to corporate fleets, increased renewable grid energy, and other potential sources. Average lifetime of a passenger vehicle is 15.6 years.
2. List includes a prioritized subset of the ESG issues that Sustainability Accounting Standards Board (SASB) deems most financially-material to EVBox, based on industry.

TPG PACE BENEFICIAL FINANCE CORP. 40

Potential for Robust Growth as Revenue Diversifies Revenue Geography € Millions Revenue Type € Millions Charge Ports Shipped Annual in ‘000s 65% CAGR 74% CAGR 74% CAGR Note: Projections are TPG Pace Estimates. Forward projections are shown on a U.S. GAAP basis, with respect to projections and historical financials see page 2 “Use of Projections” and “Historical Dutch GAAP numbers and US GAAP Audit” under “Important Information” and page 60 “Note on Historical Financial Statements”

Consolidated Historical and Projected Gross Margin Gross margins improve as hardware sales shift to higher value products and software and services revenues grow 1 Note: Projections are TPG Pace Estimates. Historical financial metrics are derived from Dutch GAAP financial statements while forward projections are shown on a U.S. GAAP basis. With respect to projections and historical financials see page 2 “Use of Projections” and “Historical Dutch GAAP numbers and US GAAP Audit” under “Important Information” and page 60 “Note on Historical Financial Statements” 1. Adjusted gross margin eliminates one-off inventory write downs equal to €3.3 million 2019 and €3.0 million 2020 associated with discontinued product lines from cost of goods sold. Please see page 3 “Use of Non-GAAP Financial Measures” under “Important Information”. Gross margin impacted by one-off inventory write downs associated with discontinued product lines in late 2019 and 2020

Consolidated Financial Projections Note: Projections are TPG Pace Estimates. Historical financial metrics are derived from Dutch GAAP financial statements while forward projections are shown on a U.S. GAAP basis. With respect to projections and historical financials see page 2 “Use of Projections” and “Historical Dutch GAAP numbers and US GAAP Audit” under “Important Information” and page 60 “Note on Historical Financial Statements” 2020 Operating Expenses and Capital Expenditures are still being evaluated given differing rules under Dutch and US GAAP regarding the capitalization of hardware and software development expenses, which is a primary focus of the US GAAP Audit. 2021 Capital Expenditures are elevated due to buildout of US manufacturing facility, IT infrastructure spending, and tooling associated with new product line introductions. Asset-light business with expected near-term EBITDA breakeven and substantial revenue growth and EBITDA margin expansion potential going forward

Scalable Operating Model % of Revenue FY2021E FY2023E Subsequent Growth Phase YoY Revenue Growth 72% 65% 50%+ Gross Profit 32% 38% ~45% Operating Expenses 98% 37% ~20% EBITDA (66%) 1% ~25% Capital Expenditures 22% 5% <5% 13x Total Expected Cumulative EV Sales Millions of Electric Vehicles1 1. Source: Bloomberg NEF, includes BEVs and PHEVs in Europe and the United States. We foresee a long opportunity for growth as EV sales accelerate over the coming decade and beyond 3.7x 3.4x

Sources & Uses / Pro-Forma Valuation Sources & Uses Post-Transaction Ownership(1,3,4) Pro-Forma Valuation Note: Assumes EUR-USD exchange ratio of 1.21. Assumes no redemptions. Business Combination Agreement (BCA) has a minimum available cash condition of $250 million; available cash equals balance of SPAC trust account after redemptions plus net proceeds from PIPE/FPA. BCA provides Engie entitled to receive cash consideration in an amount equal to (i) 50% of available cash in excess of $260 million plus transaction expenses (50% of available cash in excess of $312 million assuming $52 million of transaction expenses) up to $150 million of cash consideration plus (ii) 60% of available cash in excess of $560 million plus transaction expenses (60% of available cash in excess of $612 million assuming $52 million of transaction expenses) up to $30 million of cash consideration such that total cash consideration shall not exceed $180 million. Any redemptions would reduce cash to the balance sheet and Engie cash secondary proceeds. Includes sponsor shares forfeited to FPA investors. Other outstanding instruments from TPGY.U IPO and FPA: 9 million warrants for 9 million shares at $11.50 per share; 6 million private warrants for 6 million shares at $11.50 per share. Engie to receive up to 6.1 million earn-out shares based on 2021 revenue; 2021 earnout vests linearly based off a range of 2021 revenue between €125 million and €145 million. Engie to receive up to 3.6 million earn-out shares if any one of three outcomes are met: i) 2022 earn-out vests linearly based off a range of 2022 revenue between €230 million and €245 million; ii) 2022 earn-out vests in full if EVBox Group’s stock closes above $14 / share for 20 out of any 30 trading days in calendar year 2022; iii) 2022 earn-out vests in full if EVBox Group’s stock closes above $16 / share for 20 out of any 30 trading days in calendar year 2023. If Engie receives the full 2021 earn-out their ownership percentage increases to 46% and if Engie receives the full 2021 and full 2022 earn-outs their ownership percentage increases to 47%.

Defining EVBox’s Comparables Electric Vehicle Charging Leading North American EV Charging company Similar scale Mixed hardware / software model Energy Technology Technology driven solutions in the clean energy sector Software component to model Similar gross margins Similar long-term EBITDA margins Technology solution that includes mix of hardware and software Recurring nature of software model Higher growth that is more similar than closest functional comps Software-Enabled Hardware

EVBox is Competitively Differentiated in the EV Services Market Source: Company investor presentations; Factset as of 12/09/2020. Note: Assumes EUR-USD exchange ratio of 1.21. Chargepoint financials based on “approximate calendar year” 2020E, 2021E and 2022E . 1. Chargepoint EV includes dilution from warrants and options using treasury share method as well as assumed vesting of earn-out shares. Current geographic mix Primarily Europe Primarily North America Interoperable software ü û White-label and multi-tenant platform ü û Ultra-fast charging (HPC) capabilities – up to 350 kW ü û 2021E Revenue $145MM (€120MM) $198MM Revenue growth (’20’–’22E CAGR) 79% 60% Gross Profit margin (’22E) 37% 36% EBITDA breakeven year 2023E 2024E 2021E EV / Revenue 6.7x 76.1x1 2022E EV / Revenue 3.6x 43.6x1 EVBox’s business, financial, and valuation profiles are highly attractive Updated

Median: 42% Median: 36% Operational Benchmarking EVBox Revenue Growth Gross Margin Peer Group (CY2021E Figures) Source: FactSet as of 12/09/2020. Note: Chargepoint financials based on “approximate calendar year” 2020E, 2021E and 2022E . Updated

Median: 11.7x Median: 9.3x 1.65x 0.25x 0.42x 0.34x 1.13x 0.47x 0.58x 0.44x 0.29x 0.28x 0.19x 0.39x Valuation Benchmarking EV / Revenue EVBox Peer Group 2021E EV / Revenue 2022E EV / Revenue Source: FactSet as of 12/09/2020. Note: Chargepoint financials based on “approximate calendar year” 2020E, 2021E and 2022E . 2021E EV / Revenue 2022E EV / Revenue 2021E EV / Rev / Growth 2022E EV / Rev / Growth 0.09x 2021E EV / Rev / Growth 2022E EV / Rev / Growth 0.04x Updated

Key Takeaways Attractive and Highly Scalable Business Model Expected Path to Large Base of Recurring Revenue Established Industry Leading Platform with Best in Market Hardware and Software Accelerating Growth Driven by EV Sales and EV Charging Infrastructure Expansion Compelling Valuation Powerful Carbon Reduction Impact

Appendix

EVBOX GROUP

FlashParking Case Study

Integrated EV Charging Solution

3-year agreement for an end-to-end charging solution, including:

- Smart, regular and fast charging hardware, EVBox Iqon and EVBox Troniq, with the goal of rapidly equipping their network of parking facilities



- Everon platform to handle all charging business and support to their parking facilities—annual subscription



- One-time onboard fee per unit and 5 years maintenance & service, delivered by network of EVBox Service Partners



Connected with FlashParking Ecosystem


FlashParking
RENT A SCOOTER

“ *With our industry-leading technology and ecosystem of unique partnerships FlashParking is turning parking garages and surface lots into connected mobility hubs for all types of passengers and vehicles.* ”

Dan Sharplin, CEO of FlashParking

TPG
TPG PACE BENEFICIAL FINANCE CORP.
52

Scania Case Study A complete charging solution encompasses energy supply, charging hardware and software as well as installation, maintenance […] this strong partnership with ENGIE and EVBox Group will simplify the transition by our customers to an increasingly electrified fleet […] “ ” Alexander Vlaskamp, Head of Sales & Marketing This unprecedented cooperation will focus on both trucks and buses applications, and provide complete charging solutions to Scania’s customers ENGIE & EVBox Group Joint-Approach 4-year partnership agreement to accelerate the electrification of Scania’s buses and trucks Reliable fast charging solution at the core of the demand, innovation and strong proven track record as key reasons for choice Everon platform to handle all their charging transactions and site management The solutions will be tailored to real fleet and depot management needs, electrified heavy vehicles, smart charging infrastructure, service and maintenance, and green energy supply The partnership between the three companies will begin with operations in 13 European countries that will be extended to other regions from the end of 2021 Complete Charging Solution

The OEM Charging Solution Partner of Choice EVBox Group Automotive Partners Growing trend of global automotive OEMs offering a bundled internet-connected home charger with the purchase of Electric Vehicles OEMs want to ensure they provide a quality home charging solution given its importance to the overall EV driving experience EVBox Group currently partners with three of the four largest European automakers to offer customized OEM branded EVBox home chargers to EV drivers Two automakers use Everon as the software backend for their customers The other automaker partnered with EVBox to develop enhanced embedded software EVBox co-developed its next generation of AC chargers and embedded software with a leading global auto manufacturer while retaining all technical intellectual property EVBox developed a sophisticated, high-volume outsourced manufacturing model to meet product requirements in over 30 countries while providing our automotive partners with scale volumes of chargers to support increasing numbers of new EV model releases

European Lease Car Market Enhances Demand Employer pays for employee charging at home & public EMPLOYEE / EV DRIVER AT HOME CORPORATE EV FLEETS EVBox Group facilitates a hassle-free charging solution to corporate organizations seeking to facilitate the transition to electric driving to their employees and guests 1. Source: Nomura Greentech Employer finds a charging partner to offer mobility services to employees EMPLOYEE / EV DRIVER IN PUBLIC EMPLOYER CHARGING MANAGEMENT Lease companies and suppliers of corporate car fleets, such as EVBox customers Arval and Alphabet, account for ~55% of European demand today, many of which have their own CO2 reduction targets1 Corporations start to electrify their fleet and add a charging infrastructure to their workplace Employees get a charging port at home, and get the electricity costs reimbursed by the employer Employees also want to charge outside of their home, and employers need to offer a charge card or options for employees to charge in public Employers want to have a charging solution provider that handles all the reimbursement activities, support the driver mobility demands as well as the operation of the charging network at their offices

Engie is a Strategic Customer Engie Revenue € Millions Engie has consistently grown revenue over the past 4 years Note: Historical financial metrics are shown on a Dutch GAAP basis. With respect to historical financials see page 2 “Historical Dutch GAAP numbers and US GAAP Audit” under “Important Information” and page 60 “Note on Historical Financial Statements”

Historical Income Statement (Derived from Dutch GAAP Financial Statements) Note: Derived from Dutch GAAP Financial Statements. Certain adjustments to the historical financial statements were included to reflect the impact of subsequent events that materialized after the local Dutch financial statements had been prepared. These adjustments will also be reflected in the US GAAP financial statements. See “US GAAP Audit” on page 2 and “Note on Historical Financial Statements” on page 60 for more information.

Balance Sheet (Derived from Dutch GAAP Financial Statements) Note: Derived from Dutch GAAP Financial Statements. Certain adjustments to the historical financial statements were included to reflect the impact of subsequent events that materialized after the local Dutch financial statements had been prepared. These adjustments will also be reflected in the US GAAP financial statements. See “US GAAP Audit” on page 2 and “Note on Historical Financial Statements” on page 60 for more information.

Summary Cash Flow Statement (Derived from Dutch GAAP Financial Statements) Note: Derived from Dutch GAAP Financial Statements. Certain adjustments to the historical financial statements were included to reflect the impact of subsequent events that materialized after the local Dutch financial statements had been prepared. These adjustments will also be reflected in the US GAAP financial statements. See “US GAAP Audit” on page 2 and “Note on Historical Financial Statements” on page 60 for more information.

Note on Historical Financial Statements The historical financial numbers for EV Charged presented in this presentation, while audited under generally accepted accounting principles in the Netherlands (“Dutch GAAP”), are subject to revision based on the completion of a re-audit by an independent registered public accounting firm under generally accepted accounting principles in the United States (“US GAAP”). While TPG Pace and EV Charged do not anticipate that there will be material differences in the historical financial numbers presented for EV Charged from the re-audited historical financial numbers prepared in accordance with US GAAP, no assurance can be given that there will not be any differences, material or otherwise. Certain adjustments to the historical financial statements were included to reflect the impact of subsequent events that materialized after the local Dutch financial statements had been prepared. These adjustments will also be reflected in the US GAAP financial statements. We believe the primary differences between Dutch GAAP and US GAAP that are relevant to EVBox include (but may not be limited to): Capitalized development costs: a large portion of hardware and software development costs have been capitalized in the historical financial statements under Dutch GAAP. US GAAP does not allow for capitalization of hardware development costs and is restrictive in the types of software expenses that can be capitalized. Conversion to US GAAP will, therefore, result in an increase in direct expense in the income statement and a reduction of depreciation/amortization expense due to lower capitalization Stock compensation: the company has not expensed certain stock compensation awards under Dutch GAAP. Adoption of US GAAP will require these awards to be expensed in the income statement Acquisition accounting: under Dutch GAAP the company has recognized Goodwill as the difference between the acquisition purchase price and the book value of net assets and under Dutch GAAP Goodwill is amortized over time. Under US GAAP, these acquisitions will require the assets and liabilities to be measured at fair value (vs book value) and the resulting Goodwill as the difference between purchase price and the determined fair value of net assets. Under US GAAP, Goodwill is not amortized over time In addition due to the conversion from Dutch GAAP to US GAAP there may be other changes in areas such as revenue recognition, income statement presentation, income taxes etc. that may result in the US GAAP audited numbers being different from what presented under Dutch GAAP.

Illustrative Fully Diluted Share Count Note: Assumes EUR-USD exchange ratio of 1.21. Assumes treasury share method for public, FPA, and private warrants. 7.0 million public warrants issues as part of TPGY IPO with strike price of $11.50 and redemption price of $18.00. 2.0 million FPA warrants to be issued with strike price of $11.50 and redemption price of $18.00. 6.0 million private warrants as part of TPGY IPO. Engie earnouts: 2021 Earnout: up to 6.1 million earnout shares based on 2021 revenue; 2021 earnout vests linearly based off a range of 2021 revenue between €125 million and €145 million. 2022 Earnout: up to 3.6 million earnout shares if any one of three outcomes are met: i) 2022 earnout vests linearly based off a range of 2022 revenue between €230 million and €245 million; ii) 2022 earnout vests in full if EVBox Group’s stock closes above $14 / share for 20 out of any 30 trading days in calendar year 2022; iii) 2022 earnout vests in full if EVBox Group’s stock closes above $16 / share for 20 out of any 30 trading days in calendar year 2023.